For Immediate Release

8x8, Inc. Announces First Quarter Fiscal 2009 Results

Company Reports Third Consecutive Quarter of Net Income

SANTA CLARA, Calif., -- July 31, 2008, -- 8x8, Inc. (Nasdaq: EGHT)), provider of Packet8 (www.packet8.net) business, mobile and residential communication services, today announced financial results for the first quarter of fiscal 2009 ended June 30, 2008.

Revenues for the first quarter of fiscal 2009 were $16.3 million, compared to $14.7 million for the same period of fiscal 2008 and $16.3 million for the previous quarter. Packet8 business service revenues grew to 56% of total revenue in the first quarter of fiscal 2009 compared to 44% of total revenue in the same period of fiscal 2008 and 50% of total revenue in the previous quarter. Sequentially, business services revenue grew by 12% from the previous quarter and 41% compared to the same period of fiscal 2008. The Company's residential and video revenues declined 6% sequentially from the previous quarter and 12% from the same period of fiscal 2008. Overall gross margin for the first quarter of fiscal 2009 was 68%, compared to 64% for the same period of fiscal 2008 and 67% for the previous quarter.

GAAP net income for the quarter increased to $1.2 million, or $0.02 per share, compared to $508,000, or $0.01 per share, for the same period of fiscal 2008 and $691,000, or $0.01 per share, for the previous quarter. The Company's cash and investments increased to $14.8 million in the first quarter of fiscal 2009 from $12.2 million in the same period of fiscal 2008 and $14.6 million in the previous quarter.

During the first quarter of fiscal 2009, the Company increased its business subscriber base by 1,053 net new customers and now serves more than 12,000 businesses with Packet8 IP communications solutions.

"We are pleased to report our third consecutive quarter of GAAP net income and fifth consecutive quarter of increased cash and investment balances," said 8x8 Chairman and CEO Bryan R. Martin. "Our continued gross margin expansion contributed to the doubling of our net income over last quarter and further strengthened our balance sheet. Even in this difficult economic climate, we are debt free with income from operations, something many of our prospective customers consider before making a multi-year decision about who will provide their phone services." Mr. Martin continued, "With the recent addition of new IP communications solutions for business, specifically Packet8 Virtual Trunking and Hosted Key System services, we can now save any business of any size significant telecommunications costs by leveraging their existing high speed Internet connection. This enables us to tap into a much broader segment of the business market from the smallest home office to larger, more established enterprises."

Management will host a conference call to discuss these results and other matters related to the Company's business today, July 31, 2008, at 4:30 p.m. EDT. To access the call,

dial 888-713-4215 (domestic) or 617-213-4867 (international). A digital replay of the call will be available for one week following the live broadcast at 888-286-8010 (domestic) or 617-801-6888 (international). The replay passcode is 41401744. A webcast of this conference call will also be available for a limited time at the 8x8 Investor Relations website at: http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (Nasdaq: EGHT) offers voice, video and mobile communications solutions for business and residential customers. Marketed under the Packet8 brand name, these solutions leverage existing broadband Internet connections and cellular networks to deliver advanced features and digital quality phone service at a fraction of the cost of legacy, copper wire alternatives. Businesses of any size, configuration or geographic location can benefit from the cost, performance and operational advantages of VoIP technology by selecting the Packet8 solution that best fits their needs, whether it's the Virtual Office Hosted iPBX phone system, Packet8 Complete Contact Center, Virtual Trunking IP dial tone solution or Packet8 Hosted Key System service. All Packet8 communications solutions carry little or no upfront investment, no maintenance or upgrade fees and no change in user behavior. For additional company information, visit 8x8's web site at www.8x8.com. For information about Packet8 products and services, visit www.packet8.net.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward- looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our VoIP products and services, the reliability of our services, the prices for our services, customer renewal rates, customer acquisition costs, actions by our competitors, including price reductions for their telephone services, potential federal and state regulatory actions, compliance costs, potential warranty claims and product defects, our needs for and the availability of adequate working capital, our ability to innovate technologically, the timely supply of products by our contract manufacturers, potential future intellectual property infringement claims that could adversely affect our business and operating results, and our ability to retain our listing on the NASDAQ Capital Market. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

NOTE: 8x8, the 8x8 logo, Packet8, the Packet8 logo, Packet8 Virtual Office, Packet8 Softalk, Packet8 Tango and Packet8 Complete Contact Center are trademarks of 8x8, Inc. All other trademarks are the property of their respective owners

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CONTACT:
Joan Citelli
jcitelli@8x8.com
 (408) 687-4320

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2008	2007
Service revenues	$15,019	$13,411
Product revenues	1,262	1,331
Total revenues	16,281	14,742

Operating expenses:
Cost of service revenues	3,814	3,986
Cost of product revenues	1,432	1,383
Research and development	1,192	1,057
Selling, general and administrative	8,751	8,919
Total operating expenses	15,189	15,345
Income (loss) from operations	1,092	(603)
Other income, net	85	132
Income on change in fair value of warrant liability	69	979
Income before provision for income taxes	1,246	508
Provision for income taxes	58	-
Net income	$1,188	$508

Net income per share:
Basic	$0.02	$0.01
Diluted	$0.02	$0.01

Weighted average number of shares:
Basic	62,096	61,772
Diluted	62,192	62,080

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	March 31,
	2008	2008
ASSETS
Current assets
Cash and cash equivalents	$13,034	$11,185
Short-term investments	1,799	3,382
Accounts receivable, net	1,558	1,807
Inventory	1,717	1,539
Other current assets	1,511	1,492
Total current assets	19,619	19,405
Property and equipment, net	1,856	2,010
Other assets	127	136
Total assets	$21,602	$21,551

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,652	$4,885
Accrued compensation	1,379	1,048
Accrued warranty	316	314
Deferred revenue	2,481	3,139
Other accrued liabilities	1,987	3,872
Total current liabilities	11,815	13,258

Other liabilities	86	109
Fair value of warrant liability	266	335
Total liabilities	12,167	13,702
Total stockholders' equity	9,435	7,849
Total liabilities and stockholders' equity	$21,602	$21,551